EXHIBIT (G)(2)
                                                                  --------------

                  AMENDMENTS TO CUSTODIAN SERVICING AGREEMENT

                            THE CATHOLIC FUNDS, INC.

                 AMENDMENT TO THE CUSTODIAN SERVICING AGREEMENT

     THIS AMENDMENT dated as of January 1, 2002 to the Custodian Servicing Agreement dated as of April 30, 1999, by and between The Catholic Funds, Inc., a Maryland corporation and Firstar Bank Milwaukee, N.A, shall be as follows:

     Effective January 1, 2002, the name Firstar Bank Milwaukee, N.A. has been changed to U.S. Bank, N.A. Accordingly, all references to Firstar Bank Milwaukee, N.A. in this Agreement should be replaced with U.S. Bank, N.A. Similarly, any references to Firstar Mutual Fund Services, LLC should be replaced with U.S. Bancorp Fund Services, LLC.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

THE CATHOLIC FUNDS, INC.                U.S. BANK, N.A.

By:  /s/  Theodore F.  Zimmer           By:  /s/   [Illegible]
     -----------------------------           -----------------------------------

Amendment to the Custody Servicing Agreement

The Custody Servicing Agreement dated April 30, 1999 between The Catholic Funds and US Bancorp Fund Services, LLC is amended as follows based upon the dissolution of the three equity funds and the creation of The Catholic Equity Fund with three classes.

Please see attached Fee Schedule.

All other provisions of the agreement remain in full force and effect.

Dated this 14th day of April, 2002

THE CATHOLIC FUNDS

By:  /s/  Theodore F.  Zimmer           Title:  President
     ------------------------------             ---------------------------

US BANCORP FUND SERVICES, LLC

By:  /s/  Joe D. Redwine                Title:  President
     ------------------------------             ---------------------------

                        U.S. BANCORP FUND SERVICES, LLC
                           DOMESTIC CUSTODY SERVICES
                              ANNUAL FEE SCHEDULE


Annual fee based upon market value per fund:
-------------------------------------------
2 basis points
Minimum annual fee per fund - $3,000

Portfolio Transaction Fees
--------------------------
S 5.00 per disbursement (waived if U.S. Bancorp is Administrator)
$ 7.00 per repurchase agreement transaction
$12.00 per book entry security (depository or Federal Reserve system) $25.00 per portfolio transaction processed through our New York custodian definitive security (physical)
$ 9.00 per GNMA Amortized security purchase
$ 8.00 per GNMA principal/interest paydown, GNMA sales
$15.00 per option/future contract written, exercised or expired
$75.00 per Cedel/Euroclear transaction
$15.00 per mutual fund trade
$15.00 per Fed Wire or withdrawal
$10.00 per margin variation
$ 6.00 per short sale
$ 6.00 per paydown transaction

A transaction is a purchase/sale of a security, free receipt/free delivery (excludes initial conversion, maturity, tender or exchange.

Overdrafts - charged to the account at prime interest rate.

Plus out-of-pocket expenses, and extraordinary expenses based upon complexity, including items such as shipping fees or transfer fees.

Fees are billed monthly, based upon market value at the beginning of the month.